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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K



            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                               DECEMBER 31, 1995
               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                        COMMISSION FILE NUMBER 1-9718

                                PNC BANK CORP.

            (Exact name of registrant as specified in its charter)



         PENNSYLVANIA                                25-1435979
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)




                                 ONE PNC PLAZA
                                   24th FLOOR
                                249 FIFTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15265
                    (Address of principal executive offices)
                                   (Zip Code)

                                (412) 762-1553
             (Registrant's telephone number, including area code)



                                ONE PNC PLAZA
                         FIFTH AVENUE AND WOOD STREET
                        PITTSBURGH, PENNSYLVANIA 15265

        (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        Merger with Midlantic Corporation

        PNC Bank Corp. ("Corporation") completed, effective December 31, 1995, its merger with Midlantic Corporation ("Midlantic"), a bank holding company headquartered in New Jersey. Under the terms of the merger agreement, each outstanding share of Midlantic's common stock was converted into 2.05 shares of the Corporation's common stock with cash being paid in lieu of fractional shares, for a total of approximately 112 million shares of the Corporation's stock. At closing, Midlantic had total assets and deposits of $13.6 billion and $11.0 billion, respectively. The transaction was accounted for as a pooling of interests.

        Midlantic was merged with and into PNC Bancorp, Inc., a wholly-owned subsidiary of the Corporation. Midlantic Bank, N.A., Midlantic's principal subsidiary, will continue to operate under its present name until integration and consolidation plans are fully implemented in 1996. As previously reported, certain operational changes are anticipated.

        Additional Directors

        In accordance with the merger agreement, effective December 31, 1995, four additional directors were appointed to the Corporation's Board of Directors, increasing the number of directors to twenty-two. The four are as follows: David F. Girard-diCarlo, managing partner of the law firm of Blank, Rome, Comisky & McCauley; Arthur J. Kania, principal of Tri-Kan Associates; Bruce C. Lindsay, chairman and managing director of Brin-Lindsay & Co., Inc.; and Garry J. Scheuring, chairman, president, and chief executive officer of Midlantic, who will become vice chairman and a member of the office of the chairman of the Corporation.


ITEM 5. OTHER EVENTS

        Announcement of Balance Sheet Actions and Estimate of 1995 Earnings

        On January 2, 1996, the Corporation reported it had completed actions to accelerate the repositioning of its balance sheet and provided an estimate of combined earnings for 1995 giving effect to the Midlantic transaction. A copy of the press release issued by the Corporation is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements

            (i) Audited consolidated financial statements of Midlantic as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, and the independent auditors' report thereon, included on pages 42 - 70 of

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                 Midlantic's 1994 Annual Report to Shareholders and incorporated by reference in Midlantic's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 0-15870) were previously incorporated by reference in the Corporation's Form 8-K/A (Amendment No. 1) dated July 10, 1995 ("Form 8-K/A"). The consent of Coopers & Lybrand, L.L.P., independent auditors of Midlantic, to the incorporation by reference of their report on such financial statements was previously filed as Exhibit 23 to the Corporation's Form 8-K/A.

            (ii) Unaudited consolidated interim financial statements of
                 Midlantic as of September 30, 1995 and 1994 and for the three months and nine months ended September 30, 1995 and 1994 were previously incorporated by reference to Midlantic's Form 10-Q for the quarterly period ended September 30, 1995 (File No. 0-15870) in the Corporation's Form 10-Q/A, Amendment No. 1 to the Corporation's Form 10-Q for the quarterly period ended September 30, 1995 ("Form 10-Q").

        (b) Pro Forma Financial Information

            Pro forma consolidated financial information (unaudited) as of September 30, 1995 and for the nine months ended September 30, 1995 and 1994 giving effect to the merger of Midlantic were previously filed as Exhibit 99.2 to the Corporation's Form 10-Q.

            Pro forma consolidated financial information (unaudited) for each of the three years in the period ended December 31, 1994 giving effect to the merger of Midlantic were previously filed as Exhibit 99.4 to the Corporation's Form 8-K/A.


        (c) Exhibits

            The exhibits listed on the Exhibit Index on page 4 of this Form 8-K are filed herewith, previously filed, or incorporated herein by reference.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PNC BANK CORP.
                                            (registrant)

Date: January 5, 1996                By /s/ ROBERT L. HAUNSCHILD
                                            --------------------------
                                            Robert L. Haunschild
                                            Senior Vice President and
                                            Chief Financial Officer


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                                EXHIBIT INDEX

2.1 Agreement and Plan of Reorganization dated as of July 10, 1995, by and among Midlantic, the Corporation and PNC Bancorp, Inc., including Agreement and Plan of Merger (Annex A), incorporated by reference to Exhibit 2 to the Corporation's Current Report on Form 8-K dated July 10, 1995.*

2.2 Amendment Agreement dated as of August 16, 1995, by and among Midlantic, the Corporation and PNC Bancorp, Inc., incorporated by reference to Exhibit 2 to the Corporation's Form 10-Q for the quarterly period ended September 30, 1995.

2.3 Second Amendment dated as of November 17, 1995, by and among Midlantic, the Corporation and PNC Bancorp, Inc., filed herewith.

23 Consent of Coopers & Lybrand, L.L.P., independent auditors of Midlantic, previously filed as Exhibit 23 to the Corporation's Form 8-K/A (Amendment No. 1) dated July 10, 1995.

99 Press release issued by the Corporation on January 2, 1996, filed herewith.


   * The exhibits of the agreements have been omitted. They are (a) Exhibit 4.9(a) - form of Midlantic affiliate letter, (b) Exhibit 4.9(b) - form of Corporation affiliate letter, (c) Exhibit 5.2(f) - form of opinion of Corporation counsel, and (d) Exhibit 5.3(g) - form of opinion of Midlantic counsel. The Corporation agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon request.


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